Exhibit 10.2

INSIDER WARRANT PURCHASE AGREEMENT

This INSIDER WARRANT PURCHASE AGREEMENT, dated as of January 18, 2008 (this “Agreement”), is entered into by and between Open Acquisition Corp., a Delaware corporation (the “Company”), and Open Acq LLC, a Delaware limited liability company (the “Sponsor”).

WHEREAS, the Company is proposing to file a registration statement (the “Registration Statement”) on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission in connection with a proposed initial public offering (the “Initial Public Offering”) of 12,500,000 units (“Units”), each consisting of one share of common stock of the Company, par value $0.0001 per share  (“Common Stock”), and one warrant to purchase one additional share of Common Stock for $7.50 (a “Warrant”), subject to the terms and conditions set forth in the Registration Statement; and

WHEREAS, the Company desires to issue and sell, and the Sponsor desires to purchase an aggregate of 3,500,000 Warrants in a private placement to occur on or prior to the effectiveness of the Initial Public Offering;

NOW, THEREFORE, for and in consideration of the promises and mutual covenants set forth herein, the parties hereto agree as follows:

1.           Purchase and Sale of the Insider Warrants.  On or prior to the date of effectiveness of the initial public offering, the Company shall issue and sell to the Sponsor, and the Sponsor shall purchase from the Company, an aggregate of 3,500,000 Warrants (the “Insider Warrants”) at a purchase price of $1.00 per Insider Warrant for an aggregate purchase price of $3,500,000.  The terms of the Insider Warrants shall be set forth in a Warrant Agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company (or such other warrant agent as selected by the Company), as warrant agent, which Warrant Agreement shall contain such terms and conditions with respect to the Insider Warrants as are contained in the Registration Statement and such other terms as are typical in warrants agreements of blank check companies (the “Warrant Agreement”).

2.           Closing of Purchase and Sale.  The closing of the purchase and sale of the Insider Warrants hereunder, including payment for and delivery of the Insider Warrants, shall take place at the offices of the Company or the Company’s legal counsel on or prior to the effectiveness of the Initial Public Offering.  At the closing, the Company shall deliver to the Sponsor a certificate evidencing the Insider Warrants, substantially in the form attached as an exhibit to the Warrant Agreement, registered in the Sponsor’s name, upon the payment of the aggregate purchase price therefor in immediately available funds by delivery of a cashiers check or by wire transfer to an account designated by the Company.

3.           Registration Rights.  At the time of the closing of the Initial Public Offering, the Company and the Sponsor shall enter into a registration rights agreement pursuant to which the Company will grant certain registration rights to the Sponsor relating to the Insider Warrants and the Common Stock issuable upon exercise of the Insider Warrants.

4.           Company Representations and Warranties.  In connection with the issuance and sale of the Insider Warrants, the Company hereby represents and warrants to the Sponsor the following:

(a)           Organization and Corporate Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)           Authorization; No Breach.  All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company.  This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  The issuance and sale by the Company of the Insider Warrants does not conflict with the certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

(c)           Title to Securities.  Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Common Stock issuable upon exercise of the Insider Warrants will be duly and validly issued, fully paid and nonassessable.  Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Sponsor will have good title to the Insider Warrants and the Common Stock issuable upon exercise of such Insider Warrants, free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder and under the other agreements contemplated hereby.

5.           Sponsor Representations and Warranties.  In connection with the purchase of the Insider Warrants, the Sponsor hereby represents and warrants to the Company the following:

(a)           Investment Representations.

(i)           The Sponsor is familiar with the Company’s business plans and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Insider Warrants.  The Sponsor has been afforded the opportunity to ask questions of the executive officers and directors of the Company.  The Sponsor understands that its investment in the Insider Warrants involves a high degree of risk.  The Sponsor has sought such accounting, legal and tax advice as the Sponsor has considered necessary to make an informed investment decision with respect to the Sponsor’s acquisition of the Insider Warrants.  The Sponsor has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Insider Warrants, and is able to bear the economic risk of an investment in the Insider Warrants in the amount contemplated hereunder.  The Sponsor understands that there presently is no public market for the Insider Warrants and none is anticipated to develop in the foreseeable future.  The Sponsor can afford a complete loss of its investment in the Insider Warrants.  The Sponsor is purchasing the Insider Warrants for investment for the Sponsor’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act; provided however the Company acknowledges that certain of the Insider Warrants may ultimately be purchased by certain directors of the Company provided that such directors make the same representations and warranties as are contained in this Agreement and any agreement with the directors includes the same terms and conditions as are contained in this Agreement.

(ii)           The Sponsor understands that the Insider Warrants have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and the Sponsor’s compliance with, the representations and warranties and agreements of the Sponsor set forth herein to determine the availability of such exemptions and the eligibility of the Sponsor to acquire such Insider Warrants, including, but not limited to, the bona fide nature of the Sponsor’s investment intent as expressed herein.

(iii)           The Sponsor further acknowledges and understands that the Insider Warrants must be held indefinitely unless the Insider Warrants are subsequently registered under the Securities Act or an exemption from such registration is available.  The Sponsor understands that the certificates evidencing the Insider Warrants will be imprinted with a legend that prohibits the transfer of the Insider Warrants unless the Insider Warrants are registered or such registration is not required in the opinion of counsel for the Company.

(iv)           The Sponsor represents that the Sponsor is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(v)           The Sponsor did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act.

(vi)           The Sponsor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Insider Warrants or the fairness or suitability of the investment in the Insider Warrants, nor have such authorities passed upon or endorsed the merits of the offering of the Insider Warrants.

(b)           Organization and Corporate Power.  The Sponsor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Sponsor has all necessary limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(c)           Authorization; No Breach.  All limited liability company action necessary to be taken by the Sponsor to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Sponsor in connection with the transactions contemplated hereby has been duly and validly taken, and this Agreement has been duly executed and delivered by the Sponsor.  This Agreement constitutes the valid, binding and enforceable obligation of the Sponsor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  The purchase by the Sponsor of the Insider Warrants does not conflict with the organizational documents of the Sponsor or with any material contract by which the Sponsor or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Sponsor or its property.

6.           Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the closing date of the purchase and sale of the Insider Warrants.

7.           Transfer and Redemption Restrictions.

(a)           Transfer Restrictions.  The Sponsor hereby acknowledges and agrees to be bound by the transfer restrictions set forth in the Warrant Agreement.

(b)           Redemption.  Each of the Company and the Sponsor hereby acknowledges and agrees that, notwithstanding a call for redemption of the Insider Warrants by the Company in accordance with the terms of the Warrant Agreement, no Insider Warrants held by the Sponsor or any of its Permitted Transferees (as defined in the Warrant Agreement) at the time of such call for redemption shall be redeemable by the Company.

8.           Miscellaneous.

(a)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(b)           Further Execution.  The parties agree to take all such further action as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the Insider Warrants that are the subject of this Agreement.

(c)           Amendments.  This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMPANY:
OPEN ACQUISITION CORP.

By:	/s/ Michael S. Liebowitz
	Name:	Michael S. Liebowitz
	Title:	President and Chief Executive Officer

SPONSOR:
OPEN ACQ LLC

By:	/s/ Howard M. Lorber
	Name:	Howard M. Lorber
	Title:	Managing Member